MOODY’S UPGRADES ASTORIA FINANCIAL (SENIOR DEBT TO Baa1)	Page 1 of 2

[MOODY’S INVESTORS SERVICE LOGO]	Global Credit Research Rating Action 14 OCT 2004

Rating Action: Astoria Financial Corporation

MOODY’S UPGRADES ASTORIA FINANCIAL (SENIOR DEBT TO Baa1)

New York, October 14, 2004 — Moody’s Investors Service upgraded the senior debt rating of Astoria Financial Corporation to Baa1 from Baa3. At the same time, Moody’s upgraded the ratings of Astoria’s subsidiaries (long-term deposits at the thrift to A3 from Baa1; short-term deposits to Prime-1 from Prime-2). The thrift’s financial strength rating was not affected. The ratings had been placed on review for possible upgrade on July 28, 2004. Following the upgrade, the rating outlook is stable.

According to Moody’s, the upgrade is based on Astoria’s demonstrated ability to continue to enhance its healthy low-cost core deposit franchise in Long Island, Brooklyn and Queens, New York, a particularly competitive market. Specifically, Astoria’s long-time emphasis on service combined with targeted promotions has resulted in modest, but steady growth of checking and savings accounts, the thrift’s two lowest-cost funding sources. However, these deposits still account for less than half of Astoria’s total deposit base, as the thrift’s funding base remains reliant on higher-cost CDs.

Moody’s added that the upgrade is also based on its expectations that double leverage at Astoria’s holding company will be reduced in the near-term. At year-end 2003, double leverage was 129%, well above the median for similarly-rated institutions.

Moody’s notes that Astoria’s sizable mortgage-backed securities portfolio makes it susceptible to changes in the interest rate environment. However, the upgrade incorporates Moody’s belief that Astoria’s ability to manage those changes is sound.

In raising the thrift’s short-term rating to Prime-1 from Prime-2, the rating agency noted that Astoria’s strong asset quality and comparative lack of concentration risk, combined with its healthy deposit base, fit the profile of other A3 banks and thrifts that are also rated Prime-1 for short-term obligations. This profile is characterized by the relative stability and predictability of those institutions fundamentals. In Moody’s opinion, predictable fundamentals shelter these banks and thrifts from more significant credit transition risk, therefore justifying Prime-1 ratings compatible with A3 long-term ratings.

Following the upgrade, Moody’s highlighted that any possible future positive rating action would require further meaningful expansion of Astoria’s core deposit base. On the other hand, future negative rating action could result from a significant deterioration in either core profitability or asset quality, or from a material increase in double leverage.

The following ratings were upgraded:

Astoria Financial Corporation

– senior debt to Baa1 from Baa3

Astoria Federal Savings & Loan Association

– long-term deposits to A3 from Baa1

– issuer and OSO ratings to A3 from Baa2

– short-term deposits to Prime-1 from Prime-2

– the C bank financial strength rating is affirmed

Astoria Capital Trust

– preferred stock to Baa2 from Ba1

MOODY’S UPGRADES ASTORIA FINANCIAL (SENIOR DEBT TO Baa1)	Page 2 of 2

Astoria Financial Corporation, a thrift holding company headquartered in Lake Success, New York, reported $22.3 billion in assets at June 30, 2004.

New York
Gregory W. Bauer
Managing Director
Financial Institutions Group
Moody’s Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

New York
Allen H. Tischler
Vice President – Senior Analyst
Financial Institutions Group
Moody’s Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

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